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                                                                     EXHIBIT 5.1


             [LETTERHEAD OF STOKES BARTHOLOMEW EVANS & PETREE, P.A.]

                               September 12, 2001


Corrections Corporation of America
10 Burton Hills Blvd.
Nashville, Tennessee 37215

         Re: Corrections Corporation of America - Registration Statement on Form S-1

Ladies and Gentlemen:

         We have acted as counsel to Corrections Corporation of America, a Maryland corporation formerly known as Prison Realty Trust, Inc. and Prison Realty Corporation (the "Company"), in connection with the filing of a Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 3,455,237 shares of its common stock, $0.01 par value per share (the "Common Stock" and the "Shares", respectively). The Prospectus set forth in the Registration Statement (the "Prospectus") provides that the Shares, which are issuable upon the conversion of the Company's $41.1 Million 10% Convertible Subordinated Notes, due December 31, 2008 (the "Notes"), may be sold from time to time by the holders of the Notes following the conversion of the Notes. This opinion is being provided in connection with the filing of the Registration Statement.

         As counsel to the Company, we have examined original, photostatic or certified copies of the following documents: (i) the indenture and other documents governing the Notes; (ii) the Registration Statement, including the Prospectus included therein; (iii) the Company's Amended and Restated Charter (the "Charter") and Second Amended and Restated Bylaws; (iv) certificates of the Company's officers and excerpts of minutes of meetings of the Board of Directors of the Company; and (v) such other instruments, agreements and certificates as we have deemed necessary or appropriate.


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Corrections Corporation of America
September 12, 2001
Page 2


         In performing our examination, we have assumed without inquiry the genuineness of all signatures appearing on all documents, the legal capacity of all persons signing such documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies, the accuracy and completeness of all records made available to us by the Company and the truth and accuracy of all facts set forth in all certificates provided to or examined by us. We have assumed that prior to the issuance of the Shares, the Company will have a sufficient number of authorized but unissued shares of Common Stock under the Charter and will comply with all other applicable requirements of Maryland law. We have relied as to certain factual matters on representations made to us by officers of the Company.

         Based upon the foregoing and the further qualifications stated below, we are of the opinion that the Shares have been duly authorized and, when issued and sold as described in the Registration Statement and related Prospectus, will be validly issued, fully paid and nonassessable.

         The foregoing opinion is limited to the laws of the State of Tennessee, the General Corporation Law of the State of Maryland and the federal laws of the United States of America. With respect to the laws of the State of Maryland, we are relying on the opinion of Miles & Stockbridge P.C., special Maryland counsel to the Company. We express no opinion as to matters governed by the laws of any other jurisdiction. Furthermore, no opinion is expressed herein as to the effect of any future acts of the Company or changes in existing law. The opinions expressed herein are rendered as of the date hereof, and we do not undertake to advise you of any changes after the date hereof in the law or the facts presently in effect that would alter the scope or substance of the opinion herein expressed.

         This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, or a warranty that a court considering such matters would not rule in a manner contrary to the opinion set forth above.

         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of our name as it appears under the caption "Legal Matters" in the Prospectus contained in such Registration Statement.

                                         Very truly yours,

                                         STOKES BARTHOLOMEW EVANS & PETREE, P.A.